UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2009

River Valley Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-21765	35-1984567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Clifty Drive, P.O. Box 1590, Madison, Indiana		47250-0590
(Address of Principal Executive Offices)		(Zip Code)

(812) 273-4949
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.Other Events.

On October 6, 2009, River Valley Bancorp (the “Registrant”) filed a Form D with the Securities and Exchange Commission to report that the Registrant is engaged in a private placement of up to $8,000,000 of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, without par value, liquidation preference $1,000 per share (the “Series A Preferred Stock”). The Series A Preferred Stock is being offered and sold to accredited investors with whom or which the Registrant has an existing relationship.

The Series A Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 7.25% per annum for the first five years and 9% per annum thereafter, payable quarterly. The Series A Preferred Stock will be non-voting except with respect to certain matters affecting the rights of the holders thereof, and may be redeemed by the Registrant after five years for 100% of the liquidation preference plus any declared but unpaid dividends. The Series A Preferred Stock will have a liquidation preference of $1,000 per share.

The minimum amount that must be raised in the offering is $5,000,000. The Corporation expects to continue to accept subscriptions until December 31, 2009, and to close the transaction on or before that date. Fifty percent of the net proceeds of the offering will be contributed to the Corporation’s bank subsidiary, River Valley Financial Bank.

The Series A Preferred Stock has not been and will not be registered under the Securities Act. This Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation or sale is being made in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

This Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include expressions such as “expects,” “intends,” “believes,” and “should,” which are necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented. The Registrant’s ability to predict future results involves a number of risks and uncertainties, some of which have been set forth in the Registrant’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. The Registrant undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: October 6, 2009	River Valley Bancorp

	By:	/s/ Vickie L. Grimes
Vickie L. Grimes
Vice President of Finance